Attachment to Form 12B-25 - Notification of Late Filing

Name of Registrant:              TechLite, Inc.
SEC File Number:                 333-68071



                             ACCOUNTANT'S STATEMENT
                           Required by Rule 12b-25(c)



                                Causon & Westhoff
                             15 West 6th, Suite 2310
                                 Tulsa, OK 74119
                             Telephone 918-382-7000
                                Fax 918-382-7005




SECURITIES AND EXCHANGE COMMISSION
WASHINGTON  DC   20549

                                    Re:     TechLite, Inc.
                                            SEC File #333-68071
                                            Form 10-KSB Annual Report
                                            Fiscal Year Ended 12-31-99

Gentlemen:

        I am the independent auditor for TechLite, Inc.

        I am unable to complete the audit of the registrant in time for the registrant's Form 10-KSB to be filed in a timely manner. I am waiting on a debt-related confirmation from a bank. The audit can be completed as soon as that confirmation is received.

                                            Respectfully submitted,

                                            /s/ Joe Westhoff
                                            ------------------------------------

                                            Joe Westhoff
                                            Certified Public Accountant

Tulsa, Oklahoma
April 28, 2000